SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549


                               FORM S-8

                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                      SOFTKEY INTERNATIONAL INC.
        (Exact Name of Registrant as Specified in its Charter)

                              Delaware
    (State or Other Jurisdiction of Incorporation or Organization)

                             94-2562108
                (I.R.S. Employer Identification No.)

         One Athenaeum Street, Cambridge, Massachusetts   02142
      (Address of Principal Executive Offices)         (Zip Code)

        SOFTKEY INTERNATIONAL INC. LONG TERM EQUITY INCENTIVE PLAN

             MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)
               AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

            MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)
 AMENDED AND RESTATED 1991 RESTRICTED STOCK PURCHASE AND NON-QUALIFIED
                              OPTION PLAN
                        (Full Title of the Plan)

                             Neal S. Winneg
                             General Counsel
                       SoftKey International Inc.
         One Athenaeum Street, Cambridge, Massachusetts  02142

                (Name and Address of Agent for Service)

                            (617) 494-1200
     Telephone Number, Including Area Code, of Agent for Service

                       CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed Maxi-
  Title of Securities  Amount       Maximum Of-   mum Aggregate    Amount of
         to be         to be        fering Price  Offering Price   Registration
      Registered       Registered   Per Share                      Fee


Common Stock, par       2,747,852      (1)        $50,446,639      $17,395.39
value $.01 per share    shares

   (1) With respect to 1,197,852 shares, the offering price is computed pursuant to paragraph (h) of Rule 457 under the Securities Act of 1933, as amended, on the basis of the varying prices at which the options may be exercised, with the maximum such exercise price being $25.16. With respect to 1,550,000 shares as to which the offering price is not known, the offering price per share is estimated at $26.06 solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Registrant's Common Stock reported on the Nasdaq National Market on May 23, 1996.


                                  PART II

        ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

             There is incorporated herein by reference (i) the Annual Report on Form 10-K of SoftKey International Inc. (the "Registrant") (File No. 0-13069) for the fiscal year ended January 6, 1996, (ii) all other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securi-ties Exchange Act of 1934, as amended (the "Exchange Act"), since January 6, 1996, (iii) the description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's registration statement filed pursuant to Section 12(g) of the Exchange Act, and (iv) any amendment or report filed with the Securi-ties and Exchange Commission (the "Commission") for the purpose of updating such description.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amend-ment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

        ITEM 4.  DESCRIPTION OF SECURITIES.

             Not applicable.

        ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The validity of the Common Stock offered hereby will be passed upon for the Registrant by Neal S. Winneg, General Counsel of the Registrant. Mr. Winneg owns options to purchase an aggregate of 114,375 shares of Common Stock, which are or become exercisable in periodic installments through February 1999.

        ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

             Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             Section 8 of the Company's Restated Certificate of
        Incorporation provides for elimination of directors' person-al liability and indemnification as follows:

             "8. LIMITATION OF LIABILITY AND INDEMNIFICATION OF
        DIRECTORS

             8.1  ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS.
        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve inten-tional misconduct or a knowing violation of law, (iii) under
        Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corpora-tion Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminat-ing or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protec-tion of a director of the Corporation existing at the time of such repeal or modification.

             8.2       INDEMNIFICATION AND INSURANCE

                  8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal represen-tative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enter-prise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemni-fied and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indem-nification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974, excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provid-ed, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceed-ing (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon deliv-ery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

                  8.2.3 INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any direc-tor, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law."

             SoftKey has purchased directors' and officers' liabili-ty insurance which would indemnify the directors and offi-cers of SoftKey against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

        ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.


        ITEM 8.   EXHIBITS.

        EXHIBIT
        NUMBER                        DESCRIPTION

        4.1*                 Restated Certificate of Incorporation
                             of the Registrant

        4.2**                Bylaws of the Registrant, as amended

        5                    Opinion of Neal S. Winneg, Esq.

        23.1                 Consent of Coopers & Lybrand L.L.P.,
                             Independent Accountants

        23.2                 Consent of Arthur Andersen LLP, Inde-
                             pendent Accountants

        23.3                 Consent of KPMG Peat Marwick LLP, In-
                             dependent Accountants

        23.4                 Consent of Price Waterhouse LLP, Inde-
                             pendent Accountants

        23.5                 Consent of Price Waterhouse LLP, Inde-
                             pendent Accountants

        23.6                 Consent of Deloitte & Touche LLP,
                             Independent Accountants

        23.7 Consent of Neal S. Winneg, Esq. (con-tained in the opinion filed as Exhibit 5 to this Registration Statement)

        24                   Power of Attorney (included on the
                             signature page of the Registration
                             Statement)

        *Incorporated herein by reference to Exhibit 2.1 filed with the Registrant's Annual Report on Form 10-K for the year ended January 6, 1996 (File No. 0-13069).

        **Incorporated herein by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-3 dated
        January 23, 1995 (File No. 33-88728).


        ITEM 9.  UNDERTAKINGS.

             The undersigned registrant hereby undertakes:

             1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Sec-tion 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the in-formation set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

             2. that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the ini-tial bona fide offering thereof; and

             3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incor-porated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to direc-tors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con-trolling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Common-wealth of Massachusetts, on May 28, 1996.

                                      SOFTKEY INTERNATIONAL INC.

                                      By:  /s/ Michael J. Perik
                                           _________________________
                                           Michael J. Perik
                                           Chairman of the Board and
                                           Chief Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Neal S. Winneg and R. Scott Murray and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

                  Name             Date         Title

        /s/ Michael J. Perik
        __________________        5/28/96  Chairman of the Board and
        Michael J. Perik                   Chief Executive Officer
                                           (principal executive officer)


        /s/ R. Scott Murray
        __________________        5/28/96  Chief Financial Officer
        R. Scott Murray                    (principal financial and
                                           accounting officer)


        /s/ Kevin O'Leary
        __________________        5/28/96  President and Director
        Kevin O'Leary


        /s/ Michael Bell
        __________________        5/28/96  Director
        Michael Bell


        /s/ Robert Gagnon
        __________________        5/28/96  Director
        Robert Gagnon


        /s/ Robert Rubinoff
        __________________        5/28/96  Director
        Robert Rubinoff

        __________________        ______   Director
        Scott M. Sperling


        /s/ James C. Dowdle
        __________________        5/28/96  Director
        James C. Dowdle


                                  EXHIBIT INDEX

        Exhibit
        Number                                         Page No.

        4.1*        Restated Certificate of Incorpo-
                    ration of the Registrant

        4.2**       Bylaws of the Registrant, as
                    amended

        5           Opinion of Neal S. Winneg, Esq.     12

        23.1        Consent of Coopers & Lybrand        14
                    L.L.P., Independent Accountants

        23.2        Consent of Arthur Andersen LLP,     15
                    Independent Accountants

        23.3        Consent of KPMG Peat Marwick LLP,   16
                    Independent Accountants

        23.4        Consent of Price Waterhouse LLP,    17
                    Independent Accountants

        23.5        Consent of Price Waterhouse LLP,    18
                    Independent Accountants

        23.6        Consent of Deloitte & Touche LLP,   19
                    Independent Accountants

        23.7        Consent of Neal S. Winneg, Esq.
                    (contained in the opinion filed
                    as Exhibit 5 to this Registration
                    Statement)

        24          Power of Attorney (included on
                    the signature page of the Regis-
                    tration Statement)

        *Incorporated herein by reference to Exhibit 2.1 filed with the Registrant's Annual Report on Form 10-K for the year ended January 6, 1996 (File No. 0-13069).

        **Incorporated herein by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-3 dated January 23, 1995 (File No. 33-88728).